UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2022

Remark Holdings, Inc.

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Commerce Street Las Vegas, NV	89106	702-701-9514
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MARK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 8.01    Other Events.

As previously disclosed on September 6, 2022, Remark Holdings, Inc. (“we”, “us” or “our”) received a staff determination letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that we did not regain compliance with the requirements of Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). We appealed Nasdaq's delisting determination to a Hearings Panel (the “Panel”), which heard our presentation at a hearing held on October 6, 2022. On October 17, 2022, we received a written decision from the Panel granting our request for continued listing on Nasdaq, subject to the conditions that, on January 11, 2023, we will have demonstrated compliance with the Bid Price Rule by evidencing a closing price of $1.00 or more per share for a minimum of 10 consecutive trading sessions, and that we provide prompt notification of any significant events that occur during the period ending on January 11, 2023 that may affect our compliance with Nasdaq rules.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description
99.1	Press release dated October 18, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Holdings, Inc.

Date:	October 18, 2022	By:	/s/ Kai-Shing Tao
		Name:	Kai-Shing Tao
		Title:	Chief Executive Officer